Exhibit 10.3

Execution Version

LIMITED CONSENT AND FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (REVOLVING LOAN)

This LIMITED CONSENT AND FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (REVOLVING LOAN) (this “Agreement”) is made as December 31, 2021, by and among SIENTRA, INC., a Delaware corporation, MIST HOLDINGS, INC., a Delaware corporation (formerly known as Miramar Labs, Inc. and MiraDry Holdings, Inc.), MIST, INC., a Delaware corporation (formerly known as Miramar Technologies, Inc. and MiraDry, Inc.), MIST INTERNATIONAL, INC., a Delaware corporation (formerly known as MiraDry International, Inc.), MIDCAP FUNDING IV TRUST, as Agent (in such capacity, together with its successors and assigns, “Agent”), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A. Agent, Lenders and Borrowers have entered into that certain Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of July 1, 2019 (as amended by that certain Limited Consent and First Amendment to Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of November 7, 2019, as amended by that certain Second Amendment to Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of May 11, 2020, as amended by that certain Third Amendment to Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of February 5, 2021, as supplemented by that certain Limited Consent to Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of June 10, 2021, as amended by that certain Fourth Amendment to Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of July 14, 2021 and as further amended, modified, or supplemented prior to the date hereof, the “Existing Credit Agreement”, and as the same is supplemented hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B. Sientra has informed Agent that it intends to enter into that certain Asset Purchase Agreement, dated on or about December 31, 2021, as Buyer, with AuraGen Aesthetics LLC, a Delaware limited liability company, as seller (the “Seller”) (which agreement is attached hereto as Exhibit A, the “AuraGen Acquisition Agreement”), pursuant to which Sientra will acquire the Purchased Assets (as defined in the AuraGen Acquisition Agreement) on the terms set forth in the AuraGen Acquisition Agreement (such acquisition, the “AuraGen Acquisition”).

C. Pursuant to Section 5.7(a) of the Credit Agreement, no Borrower shall make any Acquisition other than a Permitted Acquisition. Borrowers have requested, and Agent and Lenders constituting at least the Required Lenders have agreed to (i) consent to the AuraGen Acquisition pursuant to clause (i) of the definition of Permitted Acquisitions in the Credit Agreement in accordance with the terms and subject to the conditions set forth herein and (ii) amend certain provisions of the Existing Credit Agreement to, among other things, permit the incurrence of certain indebtedness in connection with the AuruaGen Acquisition.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Conditional Limited Consent.

(a) At the request of and as an accommodation to the Borrowers, subject to the terms and conditions set forth herein, including without limitation the conditions set forth in Section 6 hereof, Agent and the Required Lenders hereby consent and agree to the AuraGen Acquisition pursuant to clause (i) of the definition of Permitted Acquisition; provided that (i) Borrowers have complied with all other requirements set forth in the definition of Permitted Acquisition with respect to the AuraGen Acquisition other than the requirement in clause (j) thereof, and (ii) (A) the aggregate upfront cash consideration payable by Credit Parties or their Subsidiaries in connection with the AuraGen Acquisition does not exceed $1,000,000, (B) the aggregate number of shares of Sientra common stock issued as consideration payable by Credit Parties or their Subsidiaries in connection with the AuroGen Acquisition on the Closing Date does not exceed 3,930,655 shares, and (C) the aggregate deferred consideration payable by Credit Parties or their Subsidiaries in connection with the AuraGen Acquisition does not exceed $11,500,000, including an earnout payment not exceeding $8,500,000, which may be payable in cash, Sientra common stock, or a combination of cash and Sientra common stock as may be determined by Borrower and Seller pursuant to the terms of the AuraGen Acquisition Agreement. For purposes of this Agreement the Earnout Shares as defined in the AuraGen Acquisition Agreement shall be valued at $1,500,000 and any other shares of Sientra common stock issued as part of the earnout payment shall be valued at the “Reference Market Value” as set forth in the AuraGen Acquisiiton Agreement.

(b) The conditional limited consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Financing Document; (ii) prejudice any right that Agent or Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (iii) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Financing Documents; (iv) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit, or (v) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand. Without the foregoing, Borrower acknowledges and agrees that (x) any failure to satisfy the conditions set forth in Section 2(a)(i) through (v), shall cause the consent set forth in this Section 2 to be void ab initio and of no effect, (y) any Default or Event of Default occurring as a result of any such failure shall be deemed to have occurred as of the date of this Agreement and (z) Agent and Lenders shall be entitled exercise any and all rights and remedies as to which they would have otherwise been entitled in respect of such Default or Event of Default but for the giving of the consent set forth in this Section 2.

3. Amendments to Existing Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 6 hereof, the Existing Credit Agreement is hereby amended as follows:

(a) The definition of “Material Contracts” appearing in Article 1 of the Existing Credit Agreement is hereby amended by (i) deleting the “and” immediately preceding clause (g), and (ii) adding the following new clause (h) in the appropriate alphabetical order therein:

“ and (h) the AuraGen Acquisition Agreement.”

(b) The definition of “Permitted Contingent Obligations” appearing in Article 1 of the Existing Credit Agreement is hereby amended by:

(i) deleting the “and” at the end of clause (j) thereof;

(ii) adding the following as new clause (k) in the appropriate alphabetical order therein; and

“(k) unsecured Contingent Obligations of the Credit Parties in respect of the earnout obligations owed by the Borrowers pursuant to Section 2.6 of the AuraGen Acquisition Agreement (as in effect on the Fifth Amendment Effective Date); provided that (1) such Contingent Obligations may only be paid in accordance with Section 2.6 of the AuraGen Acquisition Agreement (as in effect on the Fifth Amendment Effective Date) and may not be prepaid, and (2) no payment shall be made by or on behalf of Borrower or its Subsidiaries in respect of such earnout obligations if an Event of Default has occurred and is continuing or would result from the making of any such payment unless Agent and Required Lenders have provided their prior written consent to the making of such payment; and”

(iii) renumbering the existing clause (k) as clause (l) and deleting the reference to “(j)” therein and replacing it with “(k)”.

(c) The definition of “Permitted Debt” appearing in Article 1 of the Existing Credit Agreement is hereby amended by:

(i) deleting the “and” at the end of clause (o) thereof,

(ii) adding the following as new clause (p) therein; and

“the AuraGen Deferred Consideration in an aggregate amount not to exceed $3,000,000; provided that (1) the AuraGen Deferred Consideration may only be paid in accordance with Section 2.4(b) of the AuraGen Acquisition Agreement (as in effect on the Fifth Amendment Effective Date) and may not be prepaid, and (2) no payment shall be made by or on behalf of Borrower or its Subsidiaries in respect of the AuraGen Deferred Consideration if an Event of Default has occurred and is continuing or would result from the making of any such payment unless Agent and Required Lenders have provided their prior written consent to the making of such payment; and”

(iii) renumbering the existing clause (p) as clause (q).

(d) Article 1 of the Existing Credit Agreement is hereby amended by adding the defined terms “AuraGen Acquisition”, “AuraGen Acquisition Agreement”, “AuraGen Deferred Consideration” and “Fifth Amendment” in the appropriate alphabetical order therein as follows:

“AuraGen Acquisition” has the meaning set forth in the Fifth Amendment.

“AuraGen Acquisition Agreement” has the meaning set forth in the Fifth Amendment.

“AuraGen Deferred Consideration” means the Three Million Dollars ($3,000,000) due from Sientra to AuraGen Aesthetics LLC, a Delaware limited liability company on the first (1st) anniversary of the closing date of the AuraGen Acquisition Agreement, which constitutes a portion of the consideration for the AuraGen Acquisition pursuant to the terms of the AuraGen Acquisition Agreement (as in effect on the Fifth Amendment Effective Date).

“Fifth Amendment” means that Limited Consent and Fifth Amendment to Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of December 31, 2021 (the “Fifth Amendment Effective Date”), among Borrowers, Agent and Lenders.

4. Representations and Warranties; Reaffirmation of Security Interest. To induce Agent and Lenders to enter into this Agreement, each Borrower does hereby represent warrant, represent and covenant to Agent and Lenders that (i) each representation and warranty set forth in the Financing Documents to which such Borrower is a party is hereby restated and reaffirmed as true, correct and complete in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, (ii) no Default or Event of Default has occurred and is continuing as of the date hereof, (iii) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrowers to Agent, for the benefit of Agent and each Lender, pursuant to the Financing Documents or otherwise granted to or held by Agent, for the benefit of Agent and each Lender and (iv) each Borrower has the power and is duly authorized to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.

5. Costs and Fees. Borrowers agree to promptly pay, or reimburse upon demand for, all reasonable and documented costs and expenses of Agent (including, without limitation, the reasonable and documented fees, costs and expenses of counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby, in accordance with Section 12.14 of the Credit Agreement.

6. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

(a) Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Agreement from each Borrower, the Agent and the Lenders;

(b) Agent shall have received a fully executed copy of an amendment to the Affiliated Credit Agreement, in form and substance reasonably satisfactory to Agent;

(c) Agent shall have received an updated Perfection Certificate, in form and substance reasonably satisfactory to Agent;

(d) Agent shall have received a fully executed copy of the AuraGen Acquisition Agreement and all other material agreements, documents or instruments pursuant to which the AuraGen Acquistion is to be consummated (including, without limitation, the Exclusive Patent License, as defined in the AuraGen Acquisition Agreement), any schedules to such agreements, documents or instruemtns and all other material ancillary agreements, instruments and documents to be executed in connection therewith;

(e) all representations and warranties of Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(f) prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents.

7. Post-Closing Obligations.

(a) Borrowers shall, by the date that is thirty (30) days after the date hereof (or such later date as Agent may agree, in its sole discretion) deliver to Agent duly executed intellectual property security agreement supplements in accordance with Section 4.16 of the Credit Agreement to perfect and maintain a first priority perfection security interest in favor of Agent, for the ratable benefit of Lenders, in the Intellectual Property obtained by Borrowers in connection with the AuraGen Acquisition.

(b) Borrowers shall, by the date that is sixty (60) days after the date hereof (or such later date as Agent may agree, in its sole discretion), deliver to Agent a duly executed landlord’s agreement, in form and substance reasonably satisfactory to Agent, with respect to the premises located at 9646 54th Street, Franklin, WI.

Borrowers hereby agree that failure to comply with the requirements set forth in this Section 7 shall constitute an immediate and automatic Event of Default.

8. Lender Release. In consideration of the agreements of Agent and Required Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of its respective current and former directors, officers, shareholders, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof or arising out of this Agreement, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among such Borrower, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Required Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Required Lenders in connection therewith.

9. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. Agent and Lenders confirm that Agent has not made any determination as of the date hereof that any breach of the Existing Credit Agreement exists as of the date hereof. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

10. Affirmation. Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

11. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b) GOVERNING LAW. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(c) JURY TRIAL. EACH BORROWER, AGENT AND THE REQUIRED LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER, AGENT AND EACH REQUIRED LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO

THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, AGENT AND EACH REQUIRED LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS

(d) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.7 (Waiver of Consequential and Other Damages), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(e) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto. The words “execution,” “signed,” “signature,” and words of like import with respect to this shall in each case be deemed to include electronic signatures, signatures exchanged by electronic transmission, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(h) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(i) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST,

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem	(SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST,

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem	(SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	SILICON VALLEY BANK

	By:	/s/ Kevin Fleischman	(SEAL)
	Name:	Kevin Fleischman
	Title:	Director

BORROWER:	SIENTRA, INC.

	By:	/s/ Ron Menezes	(SEAL)
	Name:	Ron Menezes
	Title:	Chief Executive Officer

MIST HOLDINGS, INC.

	By:	/s/ Ron Menezes	(SEAL)
	Name:	Ron Menezes
	Title:	Chief Executive Officer

MIST, INC.

	By:	/s/ Ron Menezes	(SEAL)
	Name:	Ron Menezes
	Title:	Chief Executive Officer

MIST INTERNATIONAL, INC.

	By:	/s/ Ron Menezes	(SEAL)
	Name:	Ron Menezes
	Title:	Chief Executive Officer

Exhibit A – AuraGen Acquisition Agreement

[See attached]